UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SRG International Inc.

(Exact name of Registrant as specified in its charter)

Seychelles	8711	00-0000000
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

SRG International, Inc.

211 Boulevard Brien #8, Suite 131

Repentigny, QC Canada, J6A 0A4

 (514) 886-8274

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Claude Brun

Chief Executive Officer

SRG International, Inc.

211 Boulevard Brien #8, Suite 131

Repentigny, QC Canada, J6A 0A4

(514) 886-8274

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $.001 per share	$5,000,000	$573

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)

Issued                     , 2012

             SHARES

SRG International Inc.

COMMON STOCK

We are offering for sale xxxxxxx shares of our common stock. This is our initial public offering and no public market currently exists for our shares. We anticipate that the initial public offering price will be between $ xxxxx and $ xxxxxxx per share.

We have applied to list our common stock on the Over The Counter:QB Market under the symbol “xxxx.”

Investing in our common stock involves risks. See “Risk Factors” beginning on page xx.

	Per Share	Total
Public offering price	$	$
Proceeds, before expenses, to SRG International Inc.	$	$
Proceeds, before expenses, to selling stockholders	$	$

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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EXPLANATORY NOTE

This Registration Statement covers the registration of              shares of common stock of SRG International Inc. (“SRG”) to be offered for cash in an initial public offering. The complete prospectus relating to the initial public offering (the “IPO prospectus”) follows immediately after this Explanatory Note.

TABLE OF CONTENTS

Page
Prospectus Summary	X
Risk Factors	Xx
The Offering Use of Proceeds Dividend Policy Dilution	Xx Xx Xx Xx
Summary Consolidated Financial and Other Data	Xx
Special Note Regarding Forward-Looking Statements Selected Consolidated Financial Statements	Xx Xx
Industry	Xx
Business	Xx
Management	Xx
Certain Relationships and Related Party Transactions	Xx
Principal and Selling Stockholders	Xx
Description of Capital Stock	Xx
U.S. Federal Tax Considerations to Non-U.S. Holders	Xx
Shares Eligible for Future Sale	Xx

Experts	Xx
Where You Can Find More Information Financial Statements Exhibits	Xx Xx Xx

In this prospectus, “SRG,” the “Company,” “we,” “us” and “our” refer to SRG International Inc. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Until                         , 2012 (25 days after the date of this prospectus), all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus carefully, including the “Risk Factors” section and the consolidated financial statements and notes thereto, before making an investment decision.

SRG International Inc.

The Company

SRG International Inc. is a start-up company with a well-established product. That product is ADS™ (Alertness Detection Software), which is sleep and fatigue detection technology. ADS™ was initially developed at Effective Control Transport Inc., where the software was exhaustively tested and perfected. Internal issues with the company, independent from the product, halted full marketing and sale of the ADS™. Through legal dispute, the fully-secured intellectual property of the ADS™ was granted to the original developers. Now SRG is in control of ADS™, fully-secured intellectual property included, and is ready to release it to the market for full consumption.

SRG is the unique position of having a new product without the costs of development and trial. SRG wants to raise capital for initial contracting and marketing of this product. Very little is needed for the ADS™ to take a stronghold in the transportation safety technology sector.

Growth Strategy

SRG plans to release ADS™ as a smart phone app. This means SRG does not need to manufacture equipment and the consumer is not required to purchase any new devices, making a more affordable product and allowing more revenue to turn into profits.

In order to attack the road transportation market in a systematic way, we have sub-divided it into a 2x2 matrix, with the following dimensions: Passenger Vehicles (PA), Commercial Vehicles (CV), New Vehicles (NV), and Total Vehicle Park (TVP).

VEHICLE MARKET SEGMENTS	New Vehicles (NV)	Total Vehicle Park (TVP)
Commercial Vehicles (CV) - Freight & People	OEM-Truck	B2B/B2C-Truck
Passenger Vehicles (PV) - Cars, Vans, Light Trucks	OEM-Automobile	B2C-Automobile

From a sales/marketing strategy point of view, it is very important that a distinction be made amongst these four vehicle market segments. Each of these sub-segments requires a different marketing and sales approach adapted to their specific characteristics (e.g. vehicle manufacturers, who are our clients in the new vehicle segment, require an OEM, B2B-type of marketing/sales relationship).

The commercial vehicles are subdivided in freight transportation vehicles (e.g. trucks) and public transportation vehicles (e.g. busses). The passenger segment is mostly constituted of personal transportation cars, vans and light trucks.

Unlike any other manufacturing industry that has witnessed phenomenal value migration from manufacturing to the systems integrators, the ITS industry is still fragmented, and each module maker plays a key role in the market. SRG has the opportunity to take advantage of the mushrooming popularity of intelligent transportation worldwide to establish its brand. SRG has decided to invest in proprietary cost effective manufacturing, thus creating immediate value to shareholders, which may later be cashed out in future strategic sale negotiations, or generate a lasting competing price advantage.

The greatest factor for the success of ADS™, and one that perhaps its ultimate progress hinges on, is the ability for SRG to quickly penetrate the trucking industry. Gaining an edge on the trucking industry will allow SRG to immediately increase profits by acquiring this extensive market, but it will also increase long term profits through

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early mind share and exposure. Moreover, securing this stronghold on the market will minimize the risk for a competing company to challenge SRG’s product as the 'dominant design' in the industry.

An additional factor is the ability to reach an alliance agreement with a significant manufacturer and/or assembler (e.g. Volvo or Magna). SRG will carry out several strategies to establish a strong relationship with a major manufacturing/assembler. One such strategy is to leverage a strong trend-setter partner-client, such as Transport Robert, in order to get Volvo’s commitment.

If SRG is able to reach the objective stated in the above paragraph, it will be able to establish a lasting imprint in the ‘industry memory’. If SRG fails to reach this objective, SRG may be faced with a ‘push market’ (higher level of client objection), which is much more difficult than a ‘pull market’ (higher level of client demand). This ‘industry memory’ will act as a marketing tool for the private consumer, who would purchase the app on the Apple App Store online.

Competitive Advantages

ADS™ is the only product on the market that can truly serve as the “ultimate solution” to sleep-detection. It is preventive (rather than reactive), has the earliest and most accurate detection technology, and is much cheaper than any other comparable product because of the nature of SRG’s founding. And because the technology is IP-secure, once it enters the market, competitors will not be able to imitate the design.

Our Corporate Information

Our principal executive offices are located at 211 Boulevard Brien #8, Suite 131, Repentigny, QC Canada, J6A 0A4.

Share Classification

Currently, we have no outstanding stock. In this offering, we are selling shares of common stock, which will have one vote per share.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risks and all of the other information set forth in this prospectus before deciding to invest in shares of our common stock. If any of the following risks actually occurs, our business, financial condition or results of operations would likely suffer. In such case, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. You should read the section titled “Special Note Regarding Forward-Looking Statements” immediately following these risk factors for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus.

Risks Related to Our Business

Legal protections for our intellectual property rights and other rights may not be sufficient or available to protect our competitive advantages. Third parties may infringe on our intellectual property rights, and pending third-party litigation may adversely affect our ability to protect our intellectual property rights.

We consider certain aspects of our products and processes to be proprietary. We rely primarily on a combination of trade secret, patent, copyright and trademark rights, as well as contractual protections and technical measures, to protect our products and processes. Despite our efforts, third parties may still try to challenge, invalidate or circumvent our rights and protections. There is no guarantee that any trade secret, patent, copyright or trademark rights that we may obtain will protect our competitive advantages, nor is there any assurance that our competitors will not infringe upon our rights. Even if we attempt to protect our intellectual property rights through litigation, it may require considerable cost, time and resources to do so, and there is no guarantee that we would be successful. Furthermore, our competitors may also independently develop, patent or otherwise protect products and processes that are the same or similar to ours. In addition, the laws of certain foreign countries in which we operate do not protect our proprietary rights to the same extent as do the laws of the U.S. Also, some elements of our products and processes may not be subject to intellectual property protection.

Third parties may claim we infringe upon their intellectual property rights.

Third parties may claim we infringe upon their intellectual property rights. Businesses operating in the technology sector, including our competitors and potential competitors, have in recent years increasingly pursued patent protection for their technologies and business methods. If any third parties were to obtain a patent on an index methodology, risk model or software application, we could be sued for infringement. Furthermore, there is always a risk that third parties will sue us for infringement or misappropriation of other intellectual property rights, such as trademarks, copyrights or trade secrets.

Responding to intellectual property claims, regardless of merit, can consume valuable time, result in costly litigation or cause delays. We may be forced to settle such claims on unfavorable terms, and there can be no assurance that we would prevail in any litigation arising from such claims if such claims are not settled. We may be required to pay damages, required to stop selling or using the affected products or applications or required to enter into royalty and licensing agreements. There can be no assurance that any royalty or licensing agreements will be made, if at all, on terms that are commercially acceptable to us. We may also be called upon to defend partners, clients, suppliers or distributors against such third-party claims under indemnification clauses in our contracts. Therefore, the impact of claims of intellectual property infringement could have a material adverse effect on our business, financial condition or results of operations.

We are dependent on the use of third-party software and data, and any reduction in third-party product quality or any failure by us to comply with our licensing requirements could have a material adverse effect on our business, financial condition or results of operations.

We rely on third-party software and data in connection with our product development and offerings. We depend on the ability of third-party software and data providers to deliver and support reliable products, enhance their current products, develop new products on a timely and cost-effective basis, and respond to emerging industry standards and other technological changes. The third-party software and data we use may become obsolete or incompatible with future versions of our products. We also monitor our use of third-party software and data to comply with applicable

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license requirements. Despite our efforts, there can be no assurance that such third parties may not challenge our use, resulting in our loss of rights or costly legal actions. Our business could be materially adversely affected if we are unable to timely or effectively replace the functionality provided by software or data that becomes unavailable or fails to operate effectively for any reason. In addition, our operating costs could increase if license fees for third-party software or data increase or the efforts to incorporate enhancements to third-party or other software or data are substantial. Some of these third-party suppliers also are our competitors, increasing the risks noted above.

If our products fail to perform properly due to undetected errors or similar problems, it could have a material adverse effect on our business, financial condition or results of operation.

Products we develop or license may contain undetected errors or defects despite testing. Such errors can exist at any point in a product’s life cycle, but are frequently found after introduction of new products or enhancements to existing products. We continually introduce new products and new versions of our products. Despite internal testing and testing by current and potential clients, our current and future products may contain serious defects or malfunctions. If we detect any errors before we release a product, we might have to delay the product release for an extended period of time while we address the problem. We might not discover errors that affect our new or current products or enhancements until after they are deployed, and we may need to provide enhancements to correct such errors. Errors may occur in our products that could have a material adverse effect on our business and could result in: harm to our reputation, lost sales, delays in commercial release, third-party claims, contractual disputes, negative publicity, delays in or loss of market acceptance of our products, license terminations or renegotiations, or unexpected expenses and diversion of resources to remedy errors.

Our clients may become more self-sufficient, which may reduce demand for our products and materially adversely affect our business, financial condition or results of operations.

Our clients may develop independently certain functionality contained in the products they currently license from us. For example, drivers may choose to reevaluate driving schedules to promote rested driving. To the extent that our clients become more self-sufficient, demand for our products may be reduced, which could have a material adverse effect on our business, financial condition or results of operations.

We are dependent on key personnel in our professional staff for their expertise. If we fail to attract and retain the necessary qualified personnel, our business, financial condition or results of operations could be materially adversely affected.

The development, maintenance and support of our products is dependent upon the knowledge, experience and ability of our highly skilled, educated and trained employees. Accordingly, the success of our business depends to a significant extent upon the continued service of our executive officers and other key management, research, sales and marketing, information technology and other technical personnel. Although we do not believe that we are dependent upon any individual employee, the loss of a group of our key professional employees could have a material adverse effect on our business, financial condition or results of operations. We believe our future success will also depend in large part upon our ability to attract and retain highly skilled managerial, research, sales and marketing, information technology, software engineering and other technical personnel. Competition for such personnel worldwide is intense, and there can be no assurance that we will be successful in attracting or retaining such personnel. If we fail to attract and retain the necessary qualified personnel our products may suffer, which could have a material adverse effect on our business, financial condition or results of operations. See “Business—Employees” and “Management—Executive Officers and Directors.”

Our business relies heavily on independent service providers, and any failures or disruptions may materially adversely affect our ability to serve our clients.

We depend heavily on independent service providers. If disruptions, failures or slowdowns of independent service providers occur, our products may be materially and adversely affected.

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Risk Factors Associated With the Product

The success of ADS™ ultimately hinges on the ability for SRG to quickly penetrate the trucking industry.

This will allow SRG immediately increase profits by acquiring an extensive market, but will also increase long term profits through early mind share and exposure. Moreover, securing this stronghold on the market will minimize the risk for a competing company to challenge our product as the 'dominant design' in the industry. Without a quick penetration of the trucking industry, SRG will lose a direct market and will lose the marketing ability of the market.

An additional factor is the ability reach an alliance agreement with a significant manufacturer and/or assembler (e.g. Volvo or Magna). SRG will carry out several strategies to establish a strong relationship with a major manufacturing/assembler. One such strategy is to leverage a strong trend-setter partner-client, such as Transport Robert, in order to get Volvo’s commitment. Without this alliance, it will be hard to reach the larger automobile markets.

If SRG is able to reach the objective stated in the above paragraph, it will be able to establish a lasting imprint in the ‘industry memory’.

If SRG fails to reach this objective, SRG may be faced with a ‘push market’ to play in (higher level of client objection), more difficulty than a ‘pull market’ (higher level of client demand).

This ‘industry memory’ will act as a marketing tool for the private consumer, who would purchase the app on the Apple App Store online. Not only will a lack of ‘industry memory’ decrease sales, it will open the opportunity for another product to move into the market.

It is important for SRG to establish a reputation of delivering orders in a reasonable time frame, in order to avoid the bad market image of slow to deliver.

One strategy being sought in order to mitigate this risk is the strategic acquisition of a player with world class PCB-based product assembly in Montréal. If SRG fails to gain this reputation, it will greatly affect its success in the trucking market. Together with timely delivery, another key issue will be the establishment of procedures to guarantee that SRG’s products will have the highest standard of quality. Because a the consequences of failed quality are so high with sleep detection products, any doubt in quality could have a high negative impact on sales.

Risks Related to This Offering and Ownership of Our Common Stock

An active trading market for our common stock may not develop, and you may not be able to sell your common stock at or above the initial public offering price.

Prior to this offering, there has been no public market for our common stock. An active trading market for shares of our common stock may never develop or be sustained following this offering. As a result, you may not be able to sell your common stock at or above the initial public offering price or at any other price or at the time that you would like to sell.

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THE OFFERING

Common stock offered by us, SRG International Inc.	shares

Total	shares

Proposed symbol for common stock	“ .”

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the shares of our common stock offered by us will be approximately $             million, based on an assumed public offering price of $             per share on the Over the Counter:QB Market.

The principal purposes of this offering are to increase our capitalization and financial flexibility, facilitate an orderly distribution of shares for the selling stockholders in the offering and increase our public float. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us of this offering. However, we currently intend to use the net proceeds to us from this offering primarily for general corporate purposes, including working capital, paying back debts, sales and marketing activities, including further expansion of our product development and field sales organizations, general and administrative matters and capital expenditures. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, although we have no present commitments or agreements to enter into any acquisitions or investments. We will have broad discretion over the uses of the net proceeds in this offering.

DIVIDEND POLICY

We do not intend to pay dividends on our common stock in the near future. We intend to retain all available funds for use in the operation and expansion of our business.

DILUTION

We believe there to be no dilution because there are no outstanding shares.

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SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following table presents our summary historical consolidated financial data for the periods presented. The historical financial information presented below may not be indicative of our future performance and does not necessarily reflect what our financial position and results of operations would have been had we operated as a stand-alone company during the periods presented. For more information on the comany’s financial statement and good standing, see Exhibit 2 and Exhibit 3.

SRG International Inc.

BALANCE SHEET

ASSETS	September 12, 2012
Current assets
Cash	$100

Total assets	$100

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	—
Total liabilities	—

Stockholders' equity

Issued Capital	(100)
Total liabilities and stockholders’ equity	$(100)

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors.” You should specifically consider the numerous risks outlined under “Risk Factors.”

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We do not plan to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

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SELECTED CONSOLIDATED FINANCIAL DATA

The following table presents our selected historical consolidated financial data for the periods presented. The historical financial information presented below may not be indicative of our future performance and does not necessarily reflect what our financial position and results of operations would have been had we operated as a stand-alone company during the periods presented.

Results of Operations

SRG International Inc. has no operating history.

SRG International Inc.

BALANCE SHEET

ASSETS	September 12, 2012
Current assets
Cash	$100

Total assets	$100

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	—
Total liabilities	—

Stockholders' equity

Issued Capital	(100)
Total liabilities and stockholders’ equity	$(100)
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INDUSTRY

Industry Overview

According to a Global Industry Analysts report, the global ITS market is expected to maintain a high compounded annual growth rate (CAGR) of 14% over 2000-2010, to reach US$20.7 billion in 2010, from around US$ 6 Billion in 2001. The U.S. constitutes the largest market for ITS, with an estimated share of 44% in 2006, while Europe represents the fastest growing market with a CAGR of 18% over the same period. Overall, it is concluded that the potential growth in the global ITS market is such that by 2020 it will have tripled in market size (to US$65 billion).

Target Market Segment Strategy

It is important in nearly all sectors, especially those listed below, to understand asset integrity and human safety for successful business operations. A trend of human accident/incident risk management and reduction practices are being systematically integrated into day-to-day business management. Companies are becoming more conscious that investments in safety devices and programs lead to significant reduction in incidents/accidents related costs, such as increases in insurance premiums, escalating legal fees and waste of senior management time.

The ADS™ technology addresses human security needs of a wide range of sectors:

1)	Transportation:

a.	Road

b.	Freight

c.	Bus (people)

d.	Personal Vehicles

i. Air:

ii. Pilot

e.	Air Control

f.	Rail

g.	Maritime

2)	Industrial Operations

a.	Process Control

b.	Quality Control

3)	Security (Access Control)

4)	Military

a.	Surveillance

b.	Operations Control

We have segmented Transportation into 4 sub-groups: Road, Rail, Air and Maritime. SRG will initially focus its resources on Road Transportation for a multitude of reasons.

First, it is the most effective market to introduce the ADS™ technology in, since the value created by SRG´s solution is more easily rationalized and translated into improved operating margins. Second, it is a very visible market, therefore, the adoption of the ADS™ technology by the Road Transportation industry allows SRG to work public opinion towards the acceptance that our solution is the market ‘dominant design’ (i.e. standard) in the sector.

The different sub-segments of the Transportation Market (i.e. road freight, passenger transportation, etc.) will be reached via 3 sales mechanisms:

1)	SRG´s direct sales force

2)	Indirect sales forces (i.e. specialized distributors)

3)	Solution integrators (e.g. VAR - Value Added Resellers)

Other potential sectors such as the Industrial Production/Operations (i.e. quality control) and the Surveillance Service Markets (i.e. security monitoring) will be addressed after a strong base of clients in the road transportation sector have been established. The benefit of this strategy is two-fold: to focus on the most imminent revenue opportunities; and to build a referral base that will facilitate the penetration of the other non-related markets.

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Market Needs

The transportation industry is in great need of preventive, rather than reactive, sleep detection technology. Moreover, it needs a highly accurate system. For trucking and busing, this technology will not only allow for a better product (guaranteed deliveries), but will also lower insurance costs saving dispatching companies money. For private consumption, the same insurance principle applies, but will also provide peace of mind to worried parents of night-time drivers, and for anyone else traveling for long distances or at night.

Unexpectedly, this type of product is also fully supported by the Truckers’ Union. Although it does increase monitoring, often with unpopular sentiment, it creates a situation where dispatchers cannot force drivers to work beyond their physical limits because time until incapacitation is known.

Our Competition

There is no product quite like ADS™. No system to date can provide the early preventive accuracy of ADS™ or be as easy as a smart phone app. The competition can be split into two groups: similar technology and similar smart phone applications.

Similar Technology

Below is a list of similar products and technologies to ADS™.

Similar Smart Phone Applications

Anti Drowse - This free app is basically a glorified alarm clock. It is programmed to make noise at certain time intervals to keep the driver awake on the road. It has no sleep-detection or interaction with the driver.

Anti Sleep Pilot - This is an app selling for $7.99 and is closest to the ADS™ solution. The user will create a profile prior to driving, entering information such as age, average sleep per night, and physical traits. Then, the app will work with the phone’s GPS to record data such as time traveled and time without a break, and will use that information, in addition to the information from the user profile to recommend stop times. Additionally, it

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periodically issues reaction time tests to estimate tiredness levels. This product both interacts with the driver and tries to detect sleep patterns, but only through survey, without strong scientific backing.

Drivia - Drivia is a free smart phone app that does not use sleep-detection technology. Rather, it is a hands free trivia game that will sound an alarm, of escalating intensity and volume, the longer the Driver does not answer. While it does interact with the driver, it does not truly detect sleep patterns.

BUSINESS

Overview

As previously mentioned, SRG International Inc. is not a traditional start-up company. Their product, ADS™, has been tested and developed by a previous company making start-up costs virtually non-existent. Additionally, because there is no physical product, just a program for a smart phone application, there are similarly very little operating costs either.

This unique advantage has allowed SRG to streamline an otherwise timely and costly process to establish their company and generate enough interest for mass consumption.

Growth Strategy

 SRG plans to release ADS™ as a smart phone app. This will allow both SRG and the consumer to require less equipment, making a more affordable product and allowing more revenue to turn into profits.

The greatest factor for the success of ADS™, and one that perhaps its ultimate progress hinges on, is the ability for SRG to quickly penetrate the trucking industry. This will allow SRG immediately increase profits by acquiring an extensive market, but will also increase long term profits through early mind share and exposure. Moreover, securing this stronghold on the market will minimize the risk for a competing company to challenge our product as the 'dominant design' in the industry.

An additional factor is the ability reach an alliance agreement with a significant manufacturer and/or assembler (e.g. Volvo or Magna). SRG will carry out several strategies to establish a strong relationship with a major manufacturing/assembler. One such strategy is to leverage a strong trend-setter partner-client, such as Transport Robert, in order to get Volvo’s commitment.

If SRG is able to reach the objective stated in the above paragraph, it will be able to establish a lasting imprint in the ‘industry memory’. If SRG fails to reach this objective, SRG may be faced with a ‘push market’ to play in (higher level of client objection), more difficulty than a ‘pull market’ (higher level of client demand).

This ‘industry memory’ will act as a marketing tool for the private consumer, who would purchase the app on the Apple App Store online.

The company foresees a healthy order flow as sales start. It is expected that the order volume is likely to peak relatively fast, since for more than a year and a half, the company sales force has been pre-selling the solution to large transporting companies.

It is important for SRG to establish a reputation of delivering orders in a reasonable time frame, in order to avoid the bad market image of slow to deliver. One strategy being sought in order to mitigate this risk is the strategic acquisition of a player with world class PCB-based product assembly in Montréal.

Together with timely delivery, another key issue will be the establishment of procedures to guarantee that SRG’s products will have the highest standard of quality. This is pose a particular challenge during the initial phases of production, since PCB set up and product final assembly will be carried out internally, at SRG’s plant.

Value Proposition

The value of this product does not just lie with the user. The user will certainly benefit from the safety of improved sleep detection, but it does not end there. Dispatchers will benefit with the enhanced monitoring of drivers. Transportation and freight companies will be able to run more efficiently and cost effectively.

Non-consumer value will also be experienced. One such case is government value. ADS™ will create safer roads, which will save the government money in infrastructure and lawsuit costs. Perhaps the largest value of non-

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consumers comes from insurance companies. The more preventive action the drivers take then the lower the cost to insurance companies.

Promotion Strategy

The non-consumer groups that benefit from ADS™ technology can still serve to improve the marketability of the system. That is, SRG aims to set up contracts with the government and insurance companies to offer subsidies and perks to drivers and industries using the ADS™. This will generate profit directly, but with hopefully increase the consumer base at no cost to SRG. This increases the importance for early mindshare because it is implausible to consider a government or insurance contract with brand specificity. The ideal contract would consider advanced design specificity, which might only cover ADS™.

Pricing Strategy

SRG will sell the ADS™ smart phone application for $4.99. This is less expensive than competing apps, but will also allow SRG to make substantial profit.

SRG intends to commercialize the ADS™ Complete Solution with two approaches: direct sales and indirect sales. With direct sales, clients will sign a 3-year contract plan with SRG, and pay $100/month to have the ADS™ Complete Solution, including maintenance and software upgrades guaranteed by SRG for a period of 36 months. Clients pay for their telecommunication use (i.e. a Global System for Mobile Communications is billed monthly by the telecom carrier such as Bell Mobility for the access and usage of its network).

With indirect sales, SRG will sell the ADS™ Complete Solution to a distributor or value-added reseller (VAR), who bundles the product to its complementary solutions (e.g. a vehicle tracking solution) or provides its own maintenance plan. The bundled solution will vary slightly depending of the nature of the distributor. The suggested retail price - SRP to an end user, assuming upfront payment without upgrades or maintenance, should be of the order of $1500, regardless of the case. Clients typically pay for communication, as in the Direct Sales model.

Strategic Alliances

SRG will reach the new vehicle consumer market deploying commercial strategies based on partnerships with vehicle manufacturers (e.g. Volvo, GMC, Scania, Ford, etc.) and OEM part manufacturers (e.g. Magna, TWR, Delphi, Valeo).

The rule of the game in alliance setting and nurturing will be based on the principle of co-opetition. SRG will indeed take advantage of the highly competitive environment that exists in the industry to develop strong bonds with key partners. For instance, some manufacturers may decide not to license a particular technology if it was developed by a competitor. To those potential partners, SRG will appeal as a neutral player. Strategic alliances are key success factors in the establishment of a dominant design, together with patent protection and time to market.

The installed base market is going to be tackled via direct B2B actions (e.g. direct sales to transportation companies such as Transport Robert), indirect B2B actions (e.g. sales to transportation companies via VAR such as Shaw and Bell Mobility in Canada, Qualcomm worldwide) or B2C (e.g. direct marketing actions aimed at individuals, mechanic shops, maintenance service chains like Best Buy, LeBeau Vitre d’Auto, Sears, Penske, Canadian Tire, etc).

If we apply actual global market figures (as of 2004) into the proposed matrix structure, we will get the following distribution:

Global Market 2004	New Vehicles (NV)	Total Vehicles Park (TVP)	Total Vehicles
Commercial Vehicles (CV)	19,427,971	228,833,970	248,261,941
Passenger Vehicles (PV)	42,874,442	575,988,656	618,863,098
TOTAL	62,302,413	804,822,625	867,124,939

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Competitive Advantages

 Many vehicle manufacturers have been studying the safety technology for years. Volvo, for instance, was one of the first to offer a lane departure solution in its vehicles, but only on an optional basis. No manufacturer has ever been able to offer so far a definite standard solution, as was the case with air bag technology. The industry is still waiting for the “Dominant Design” to surface. Other examples of attempted safety technologies by the industry are seen in the chart below. Currently, none of these serve as the ultimate solution like ADS™ can.

Manufacturer	Detection Method	Reference
Nissan	Eye blinking and infra-red camera	http://detnews.com
Toyota	Steering wheel captors	Matsumoto et Hori, 1997
Mitsubishi	Eye blinking	Ogawa et Okumura, 1998
Daimler Chrysler	Vehicle speed and position on the lane	www.daimlerchrysler.com
Siemens	Camera to measure the rate of eye blinking	http://mediasiemensauto.com
Renault	Eye lid closure movements with infra-red camera	www.retdmag.renault.com
ASCI & Complexica	Head position	www.ensera.com

Additionally, SRG’s competition may be classified today in 4 groups:

1)	Transportation vehicle manufacturers with a long tradition and reputation for security (e.g. Volvo, Daimler AG, VW, Nissan)

2)	OEM parts and assemblies manufacturers that already produce and distribute air bags, seat-belts and other security oriented products (e.g. Magna, Valeo)

3)	Academic spin-offs and university research groups (e.g. Seeing Machine, OptAlert and DAS 2000, a privately held companies spun off from the Australian academic world)

4)	Government or intra-governments research projects (e.g. AWAKE project from the European Community, recently abandoned)

On the following page is a table that shows clear criteria set forth by key industry stake holders (manufacturers, insurers, researchers, and governments) to evaluate technologies they believe in and how different companies and products meet those criteria. ADS™ is the only product that meets all the preferred criteria.

Criteria / Methodology	Description	Precise measure of Alertness Level	Portability	Easiness to deploy	Versatile technology (to a particular task)	Information supplied at the right moment
Physiological Measures	Electroencephalogram	YES	NO	NO	YES	YES
	Cardiac Frequency	YES	NO	NO	YES	YES
PERCLOS	Eye lid closure	NO	YES	YES	YES	NO
Steering Wheel Movement	Extrapolation of vehicle route deviation based on the steering wheel movement pattern	NO	YES	YES	NO Specific to vehicle operation	NO
Safe Track	Detection of departure from road lanes	NO	YES	YES	NO Specific to vehicle operation	YES and NO
« Dead Man »	Operator executes control operation under pre-determined frequency	NO	YES	YES	NO Not adaptable to vehicle operation	NO
ADSTM -	Evaluation of the operator’s state of vigilance and alertness	YES	YES	YES	YES	YES

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Products

Alertness Detection System – The flagship product for SRG is the ADS™ (Alertness Detection System). It is software that can detect patterns of the users’ eyes, tendencies, and movements to predict, up to two hours in advance, when the user will fall asleep. The ADS™ is marketed to the transportation industry to prevent accidents from drowsy drivers. Originally a bulky piece of equipment that needed to be attached to the dashboard, the ADS™ has now been developed as a smart phone application, using the phone’s camera to process the patterns of the driver. The ADS™ will be able to alert the driver at about the two-hour and two-minute mark prior to sleep to provide optimal warning to drowsy drivers.

Additionally, SRG will release the ADS™ Complete Solution, which will use telecommunication, also through the smart phone, to provide real-time data to dispatchers and to SRG. This monthly plan will allow dispatchers to monitor their drivers, and can assist them in finding appropriate stopping points en route. For SRG, it will provide huge amounts of data and will decrease liability because data will show if the ADS™ is being operated correctly if a potential accident does occur.

Future Products

The data will eventually become a product unto itself. Data that tracks high volume stopping points, and “drowsiness hot spots” is invaluable information for the lodging and restaurant industries looking for strategic placement of future branches. Moreover, the data can be sold to the government so police forces can cater to in high-risk areas to hopefully prevent drowsiness accidents and quickly aid any drivers if accidents do occur.

The ADS™ system currently has additional features that are not programmed for use on the initial version of the app. These include face recognition and drunk-driver detection. Limiting the initial application will benefit SRG two-fold: it will allow for multiple versions to be released so users will have to make multiple purchases, and to reintroduce the original project in future marketing campaigns.

Legal Proceedings

The Company is not presently a party neither to any material litigation, nor to the knowledge of Management is any litigation threatened against the Company that may materially affect the business of the Company or its assets.

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MANAGEMENT

Executive Officers and Directors

CLAUDE BRUN – CEO, COO, CFO, Director

Most recently, Claude Brun served as the CEO to Studio Ovarium. The company is in the spa industry, offering services such as massage and floating baths. As CEO, he helped transform the company image. He restructured the training program to help train people in different programs, and came on during hard times in 2008 and developed a recovery plan to bring Studio Ovarium out of the recession.

Prior to that, he was the director of Aquagenex, a water transport company. During his tenure he worked to develop the communication plans and financial marketing, as well as develop a network of contacts, both financial and consumer.

He has served as leader and director for multiple other companies, including Nemo Inc. and Avionair. He holds a permit to the province of Ontario to conduct a financial center, a license for investment funds for insurance agent license, and was twice certified in personnel management and labor relations by UQAM, Montreal.

Additionally, Brun served as a member of the French Army from 1969 to 1970 as a reserve sergeant.

JONATHAN GAGNON - Director

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On September 14, 2012, SRG International Inc. signed an intellectual property assignment agreement with Raphael Huppé for “Folo Intellectual Property.” This is necessary for the technology in SRG International Inc.’s products. The intellectual property assignment is in exchange for $1,200,000 US (One million two hundred thousand United States dollars). For more information, see Exhibit 4 and Exhibit 5.

PRINCIPAL AND SELLING STOCKHOLDERS

The following table contains information about the beneficial ownership of our common stock before and after our initial public offering for:

•	each stockholder known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers;

•	all directors and executive officers as a group; and

•	each selling stockholder.

The percentage of ownership indicated in the following table is based on xx,xxx,xxx shares of common stock outstanding on xxxxx, 2012 and                      shares of common stock outstanding immediately following the completion of this offering, each of which assumes the conversion of all outstanding shares of our convertible redeemable preferred stock.

Information with respect to beneficial ownership has been furnished by each director, officer, beneficial owner of more than 5% of our common stock or selling stockholder and is determined in accordance with the rules of the SEC. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after xxxxxxx, 2012 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated, the address for each person or entity named in the table below is c/o SRG International Inc., 211 Boulevard Brien #8, Suite 131, Repentigny, QC Canada, J6A 0A4.

Name of Beneficial Owner	Number of Shares Beneficially Owned Before Offering	Number of Shares to be Sold in the Offering(1)	Number of Shares Beneficially Owned After the Offering	Percentage of Shares Outstanding
				Before the Offering	After the Offering
Directors and Named Executive Officers
Claude Brun	xxxxxxxx			100.0%

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DESCRIPTION OF CAPITAL STOCK

Upon completion of this offering, our amended and restated certificate of incorporation will authorize us to issue xxx,xxx,xxx shares of common stock, par value $0.001 per share. The following description of our capital stock is not complete and is qualified in its entirety by our amended and restated certificate of incorporation and amended and restated bylaws, which are exhibits to the registration statement of which this prospectus forms a part.

Common Stock

Outstanding Shares

As of xxxxxx, 2012, we had 1 stockholders, and no outstanding shares.

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our amended and restated certificate of incorporation and amended and restated bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends

The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant's business.

Liquidation

In the event we liquidate, dissolve or wind up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock that we may designate and issue in the future.

Rights and Preferences

Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable

All outstanding shares of our common stock are, and all shares of common stock to be issued pursuant to this offering will be, fully paid and nonassessable.

Over The Counter:QB Market Listing

We have applied to have our common stock included for quotation on the Over The Counter:QB Market under the symbol “xxxx.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is xxxxxxxxxxxxxxxx.

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UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

TO NON-UNITED STATES HOLDERS

The following is a general discussion of the material United States federal income tax consequences of the ownership and disposition of our common stock to a non-United States holder. For the purpose of this discussion, a non-United States holder is any holder that for United States federal income tax purposes is not a United States person. For purposes of this discussion, the term United States person means:

•	an individual citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation or a partnership or entity taxable as a partnership created or organized in the United States or under the laws of the United States or any political subdivision thereof;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust (x) whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (y) which has made an election to be treated as a United States person.

If a partnership holds common stock, the tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. Accordingly, we urge partnerships which hold our common stock and partners in such partnerships to consult their tax advisors.

This discussion assumes that non-United States holders will hold our common stock issued pursuant to the offering as a capital asset (generally, property held for investment). This discussion does not address all aspects of United States federal income taxation that may be relevant in light of a non-United States holder’s special tax status or special tax situations. United States expatriates, life insurance companies, tax-exempt organizations, dealers in securities or currency, banks or other financial institutions, investors whose functional currency is other than the United States dollar, and investors that hold common stock as part of a hedge, straddle or conversion transaction are among those categories of potential investors that are subject to special rules not covered in this discussion. This discussion does not address any tax consequences arising under the laws of any state, local or non-United States taxing jurisdiction. Furthermore, the following discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, and Treasury Regulations and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. Accordingly, we urge each non-United States Holder to consult a tax advisor regarding the United States federal, state, local and non-United States income and other tax consequences of acquiring, holding and disposing of shares of our common stock.

Dividends

The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant's business.

Gain on Disposition of Common Stock

A non-United States holder generally will not be subject to United States federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

•	the gain is effectively connected with a United States trade or business of the non-United States holder (which gain, in the case of a corporate non-United States holder, must also be taken into account for branch profits tax purposes);

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•	the non-United States holder is an individual who holds his or her common stock as a capital asset (generally, an asset held for investment purposes) and who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•	our common stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation” for United States federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the holder’s holding period for our common stock. We believe that we are not currently, and that we will not become, a “United States real property holding corporation” for United States federal income tax purposes.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Payments of dividends or of proceeds on the disposition of stock made to a non-United States holder may be subject to backup withholding (currently at a rate of 28%) unless the non-United States holder establishes an exemption, for example, by properly certifying its non-United States status on a Form W-8BEN or another appropriate version of Form W-8. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person.

Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the IRS.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Market sales of shares or the availability of shares for sale may decrease the market price of our common stock prevailing from time to time. As described below, only a portion of our outstanding shares of common stock will be available for sale shortly after this offering due to contractual and legal restrictions on resale. Nevertheless, sales of substantial amounts of common stock in the public market after these restrictions lapse, or the perception that such sales could occur, could adversely affect the market price of the common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering,                      shares of common stock will be outstanding. All of the shares sold in this offering will be freely tradable, except that any shares purchased by “affiliates” (as that term is defined in Rule 144 under the Securities Act) may only be sold in compliance with the limitations described below. The remaining              shares of common stock will be deemed “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 or Rule 701, promulgated under the Securities Act, which rules are summarized below.

Rule 144

In general, under Rule 144 under the Securities Act of 1933, as currently in effect, a person who has beneficially owned shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, which will equal approximately shares immediately after the offering; or

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Based upon the number of shares outstanding as of xxxxxx, 2012, an aggregate of approximately                      shares of our common stock will be eligible to be sold pursuant to Rule 144, subject to the volume restrictions described above, beginning 90 days after the date of this prospectus; however, substantially all of these shares are subject to agreements not to sell such shares for 180 days following the completion of this offering and will only become eligible for sale upon the expiration or termination of those agreements.

Rule 701

Rule 701 under the Securities Act of 1933, as currently in effect, permits resales of shares in reliance upon Rule 144 but without compliance with some of the restrictions of Rule 144, including the holding period requirement. Most of our employees, officers, directors or consultants who purchased shares under a written compensatory plan or contract (such as our 1999 Equity Incentive Plan) may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares are required to wait until 90 days after the date of this prospectus before selling their shares; however, substantially all of these shares are subject to agreements not to sell these shares for 180 days following the completion of this offering and will become eligible for sale upon the expiration or termination of those agreements.

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EXPERTS

The consolidated financial statements of SRG International Inc. have been audited by Sylvain Henault, independent registered public accountant, as set forth in its reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the common stock offered by this prospectus, please see the registration statement and the exhibits and schedules filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules filed with the registration statement may be inspected without charge at the public reference room maintained by the SEC, located at 450 Fifth Street, N.W., Room 1200, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the Website is www.sec.gov.

Upon completion of this offering, we will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, in accordance therewith, will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the Website of the SEC referred to above.

25

FINANCIAL STATEMENTS

SRG International Inc.

BALANCE SHEET

ASSETS	September 12, 2012
Current assets
Cash	$100

Total assets	$100

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	—
Total liabilities	—

Stockholders' equity

Issued Capital	(100)
Total liabilities and stockholders’ equity	$(100)

EXHIBITS

Exhibit 1

 Exhibit 2

Exhibit 3

Exhibit 4

INTELLECTUAL PROPERTY ASSIGNMENT AND CONTRIBUTION AGREEMENT

THIS AGREEMENT is made the 14rd day of September, 2012 (**the "Effective Date"**).

BETWEEN: **SRG INTERNATIONAL INC**, a Company duly incorporated under the laws of Quebec, having its registered office at 211 Boul Brien, #8, Suite 131 Repentigny, Quebec, Canada;

(Hereinafter referred to as the "**Series**")

AND: **RAPHAEL HUPPÉ**, a person resident at 118, Rue Turgeon, L'Assomption (Québec) J5W 1N9.

(Hereinafter referred to as the "**Assignor**")

WHEREAS, Assignor owns the intellectual property rights set out in Schedule A to this Agreement;

WHEREAS, Assignor desires to contribute, assign, transfer and convey to the Folo Intellectual Property (Registration Number 1066824) to the Series in exchange one million two hundred thousand (1 200 000$ US); and

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained hereinafter, Assignor and the Series agree as follows:

1. **Definitions.** In addition to terms otherwise defined herein, the following terms are used herein as defined below:

   "Intellectual Property" shall mean all rights, title and interest of in and to technology, inventions, methods, processes, drawings, illustrations, writings, ideas and concepts, including without limitation: (i) trade secret rights arising under the laws of any and all jurisdictions, (ii) United States and foreign copyright rights and all other literary property and author rights, whether or not copyrightable, (iii) know-how and show-how, whether or not protectable by patent, copyright or trade secret, and (iv) other intellectual property rights, whether or not registrable, but excluding without limitation all trademark and related intellectual property rights.

   "**Folo Intellectual Property**" means the Intellectual Property owned by Assignor as of the Effective Date in relation to the Folo and more specifically the Folo Fleet, the Folo Truck and the Folo Data.

2. **Assignment**. Assignor hereby irrevocably transfers, assigns, conveys and delivers to the Series, and the Series hereby receives from Assignor, all proprietary ownership and all other right, title and interest in and to the Folo Intellectual Property.

3. **No Warranties**. Each of the Parties hereto understands and agrees that, except as otherwise expressly provided, no Party hereto is making any representation or warranty whatsoever regarding the Intellectual Property, including, without limitation, as to title, value or legal sufficiency. It is also agreed and understood that any and all Intellectual Property assets either transferred or retained by the Parties, as the case may be, shall be "as is, where is".

4. **Successors**. This Assignment shall inure to the benefit of and is binding upon the respective successors and assigns of Assignor and the Series.

5. **Governing Law**. This Assignment shall be governed by, and construed in accordance with (i) the laws of the United States, in respect to trademark and patent issues, and (ii) in all other respects, including as to validity (except for patent and trademark issues), interpretation and effect, by the laws of the State of Delaware without giving effect to the conflict of laws rules thereof.

IN WITNESS WHEREOF, Assignor and the Series caused this Assignment to be duly executed as of the date first written above.

SRG INTERNATIONAL INC

By: Claude Brun

Title: Director

Raphael Huppé

Exhibit 5

9/17/12 Registration Number: 1066824 - Canadian Copyright Register - Canadian Copyrights Database - Canadi...

Canadian Intellectual Property Office
An Agency of Industry Canada
Office de la propriété intellectuelle du Canada
Un organisme d'Industrie Canada
Canada

Canadian Intellectual Property Office

Canadian Copyright Register

Data on copyrights is shown in the official language in which it was submitted. The links on the text provide access to the help file.

Title:	**Logiciel FOLO System**
Type:	Copyright
Registration Number:	1066824
Status:	Registered
Registered:	2009-04-20
Category Of Work:	Literary
Interested Parties:	
Owner:	
Person Name	Raphael Huppe
Original Address:	184 Vermont Longueuil Quebec J4J 2K1 Canada
Current Address:	Same as original address.
Author:	
Person Name	Raphael Huppe
Original Address:	184 Vermont Longueuil Quebec J4J 2K1 Canada
Current Address:	Same as original address.

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Last updated on: 2012-09-16

www.ic.gc.ca/app/opic-cipo/cpyrghts/dtls.do;jsessionid=0001I_Q0op7wiDJtoqorUs0EEPG-1KGDVEFf... 1/1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Quebec, Canada, on September 20, 2012.

SRG International Inc.

/s/ Claude Brun

Claude Brun

Director and CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following oersons in the capacities and on the dates indicated.

/s/ Claude Brun

Claude Brun

Director and CEO

September 20, 2012

/s/ Jonathan Gagnon

Jonathan Gagnon

Director

September 20, 2012